UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 11, 2005

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)   On November 11, 2005 the Board of Directors approved an increase in the annual equity grant award for each of the Company’s directors who are not employed by the Company from $85,000 to $115,000 per year, effective for the next award date. The Board also approved an increase in the additional cash compensation for the Chairman of the Audit Committee from $15,000 to $25,000 effective January 1, 2006.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On November 15, 2005, the Company’s Senior Vice President and Chief Accounting Officer, Kenneth W. Black Jr., informed the Company of his intention to resign his position effective November 18, 2005.

(c) Effective November 18, 2005, the Company has appointed Matthew V. Hollifield, 39, to the position of Senior Vice President and Chief Accounting Officer. Mr. Hollifield has been with the Company since 2002 and has served since he joined as Vice President of Accounts Payable. Prior to joining the Company, Mr. Hollifield spent three years with Century Furniture Industries serving as Vice President and Chief Financial Officer from December 2000 until joining the Company in 2002. Mr. Hollifield received a Masters in Business Administration degree from Duke University and a Bachelor of Science in Business Administration degree from Appalachian State University. Mr. Hollifield is a certified public accountant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

99.1 Press Release dated November 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: November 17, 2005	By:	/s/ Robert F. Hull, Jr.
Robert F. Hull, Jr. Executive Vice President and Chief Financial Officer